UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Chateau Communities

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CHATEAU COMMUNITIES, INC.

6160 South Syracuse Way

Greenwood Village, Colorado 80111

April 10, 2003

Dear Fellow Stockholder:

On behalf of the board of directors and management of Chateau Communities, Inc., we cordially invite you to attend our annual meeting of stockholders. The meeting will be held at our headquarters, 6160 South Syracuse Way, Greenwood Village, Colorado 80111, on Thursday, May 15, 2003, at 9:00 a.m., Mountain Daylight Time. At the annual meeting, you will have the opportunity to meet with our management team and we will report to you on our financial and operating performance.

As you know, an important aspect of the annual meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process.

Whether or not you plan to attend the annual meeting, PLEASE READ THE ENCLOSED PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING POSTAGE PAID RETURN ENVELOPE. This will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

Sincerely,

Steven J. Sherwood,

Chairman of the Board of Directors

CHATEAU COMMUNITIES, INC.

6160 South Syracuse Way

Greenwood Village, Colorado 80111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 15, 2003

To the Stockholders of Chateau Communities, Inc.:

The annual meeting of the stockholders of Chateau Communities, Inc., a Maryland corporation, will be held at the company’s headquarters, 6160 South Syracuse Way, Greenwood Village, Colorado 80111 on Thursday, May 15, 2003, at 9:00 a.m., Mountain Daylight Time, for the following purposes:

1.    To elect three Class I directors to serve for a term of three years, expiring at the 2006 annual meeting of stockholders or until their respective successors shall be elected and shall qualify and to elect two Class III directors to serve for a term of two years, expiring at the 2005 annual meeting of stockholders or until their respective successors shall be elected and shall qualify; and

2.    To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

The board of directors has fixed the close of business on March 21, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournments or postponements of the meeting.

We hope all stockholders will attend the annual meeting in person. Whether or not you plan to attend, we urge you to complete, date and sign the enclosed proxy and return it promptly in the enclosed postage-prepaid envelope provided for that purpose. By returning your proxy promptly you can help us avoid the expense of further proxy solicitations. To make it easier for you to vote, we also offer Internet and telephone voting. Prior to being voted, the proxy may be withdrawn in the manner specified in the proxy statement.

By Order of the Board of Directors,

Steven J. Sherwood,

Chairman

April 10, 2003

CHATEAU COMMUNITIES, INC.

6160 South Syracuse Way

Greenwood Village, Colorado 80111

PROXY STATEMENT

For

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, May 15, 2003

GENERAL INFORMATION

This proxy statement contains information regarding the annual meeting of stockholders of Chateau Communities, Inc. to be held at our headquarters, 6160 South Syracuse Way, Greenwood Village, Colorado 80111 on Thursday, May 15, 2003 at 9:00 a.m. Mountain Daylight Time. Our board of directors is soliciting your proxy to encourage your participation at the annual meeting. In this proxy statement, unless the context otherwise requires, the terms “we,” “Chateau Communities, Inc.” and the “Company” each refer to Chateau Communities, Inc. and its consolidated subsidiaries.

You are invited to attend the annual meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the meeting on your behalf. The enclosed proxy card is the means by which you can authorize another person to vote your shares in accordance with your instructions. This proxy statement provides you with information on the proposal and other matters that you may find useful in determining how to vote.

This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about April 10, 2003.

What is Chateau Communities’ business?

Chateau Communities, Inc. is a self-administered and self-managed equity real estate investment trust and the largest owner of manufactured home communities in the United States. A manufactured home community is a residential subdivision designed and improved with homesites for the placement of manufactured homes, including related improvements and amenities. Manufactured homes are detached, single-family homes which are produced off-site by manufacturers and installed on sites within the community. We own and operate 204 manufactured home communities containing 68,016 homesites and 1,359 park model/RV sites in 32 states. We also fee manage 35 manufactured home community properties containing 7,834 homesites. In addition, we are involved in the development and expansion of manufactured home communities, and through our subsidiary, Community Sales, Inc., the sale of new and pre-owned homes, brokerage of used homes and assisting residents in arranging financing and insurance services.

What am I being asked to vote on at the annual meeting?

At the annual meeting, you are being asked to consider and vote upon the following proposal outlined below:

To elect three Class I directors to serve for a term of three years, expiring at the 2006 annual meeting of stockholders or until their respective successors are elected and qualify and to elect two Class III directors to serve for a term of two years, expiring at the 2005 annual meeting of stockholders or until their respective successors are elected and qualify.

Our board of directors is not aware of any other matters to be presented for action at the meeting.

Who is entitled to vote at the meeting?

Only record holders of our common stock as of March 21, 2003, the record date, will be eligible to vote at the meeting. As of the record date, there were 29,398,309 shares of our common stock, $0.01 par value, outstanding and entitled to vote. Each outstanding share of our common stock is entitled to one vote.

If you are a holder of record and plan to attend the annual meeting, please bring photo identification to confirm your identity. If you are a beneficial owner of common stock held by a bank or broker, i.e., in “street name,” you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. Presence in person or by proxy of holders of a majority of our outstanding shares will constitute a quorum at the annual meeting. If you submit a properly executed proxy card, your shares will be counted toward the quorum even if you withhold authority to vote or you indicate on the proxy card that you wish to abstain.

What are the voting rights of stockholders and what vote is needed to approve the proposal?

Each stockholder is entitled to one vote for each share of common stock registered in the stockholder’s name on the record date. Directors will be elected by a plurality of the shares of our common stock present in person or represented by proxy. This means that the nominees receiving the highest number of votes cast will be elected.

How do I vote my shares and how is my vote counted?

You may vote your shares at the annual meeting in person or by proxy. To vote in person, you must attend the annual meeting, and obtain and submit a ballot. A ballot will be provided at the meeting. To vote by proxy, you must complete and return the enclosed proxy card. A properly completed and signed proxy card will be voted as you direct on the card. If you complete all of the proxy card except the voting instructions, then the shares described in the proxy card will be voted in favor of the proposal listed above.

Votes cast by proxy or in person at the annual meeting will be tabulated by the inspectors of election appointed for the meeting, who will determine whether or not a quorum is present. If you abstain from voting on any matter, your shares will be counted for quorum purposes but will be treated as unvoted for purposes of determining whether the stockholders have approved that matter.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters although they will be counted in determining whether there is a quorum.

What if other matters come up at the annual meeting?

The matters described in this proxy statement are the only matters we know of that will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxy holders named in the proxy card will vote your shares in their discretion.

What do I do if any of my shares are held in “street name”?

If your shares of common stock are held in the name of your broker, a bank or another nominee, you are not eligible to submit a proxy over those shares yourself. In most cases, however, you are entitled to direct how your shares should be voted. You should contact your broker, bank or other nominee to find out how to do this.

Can I change my vote after I return my proxy card?

You may change your vote at any time before your proxy is exercised by: (i) giving us written notice of your revocation, (ii) submitting a later dated proxy or (iii) attending the annual meeting and indicating that you intend to vote your shares yourself. Any written notice of revocation or subsequent proxy should be sent to Chateau Communities, Inc., 6160 South Syracuse Way, Greenwood Village, Colorado 80111, Attention: Tamara D. Fischer and must be received by us before voting begins at the annual meeting. If you attend the annual meeting, the proxy holders named in the proxy card still have authority to vote your shares in accordance with your instructions on the proxy unless you indicate at the annual meeting that you intend to vote your shares yourself.

What happens if a nominee is unable or unwilling to stand for election?

In the event any nominee becomes unable or unwilling to serve as a director, which our board of directors does not expect, the proxy holders named in the proxy card will vote for such nominee, if any, as may be recommended by our board of directors.

Who pays for the cost of soliciting proxies?

The expense of soliciting proxies will be borne by us. If necessary, our officers and regular employees may also solicit proxies, without extra compensation, personally and by telephone and other means of communication. We may also reimburse brokers and other persons holding stock in their names or in the names of their nominees, for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

Where can I find more information about the company?

In addition to the enclosed annual report to stockholders, you may obtain without charge a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission, including the financial statements and schedules to the annual report, without the accompanying exhibits, by writing to Ms. Marti Dowling, Chateau Communities, Inc., 6160 South Syracuse Way, Greenwood Village, Colorado 80111. A list of exhibits is included in the annual report, and exhibits are available from us upon payment to us of the costs of furnishing them. In addition, you may retrieve financial information from our website at chateaucomm.com.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our directors are divided into three classes, and one class is elected at each annual meeting of the stockholders for a term of three years. The terms of our Class I directors expire at the 2003 annual meeting of stockholders. Three directors have been nominated for a term to expire at the 2006 annual meeting of stockholders. In addition, in order to fill vacancies on our board of directors, two directors have been nominated as Class III directors for a term to expire at the 2005 annual meeting.

Nominees for Election as Class I Directors

The following information is furnished regarding the nominees for election as Class I directors (who serve until the annual meeting of the stockholders to be held in 2006 or until their respective successors are elected and qualified):

Rees F. Davis, Jr., 44, was appointed Chief Executive Officer of our Company and was elected to our board of directors in February 2003. Prior to this, Mr. Davis was our President, having served in such capacity since November 2002. Mr. Davis also served as our Executive Vice President and Chief Operating Officer from October 2001 to November 2002 and in various capacities with our Company or our predecessors since 1986. Mr. Davis is an active member of the Manufactured Housing Institute and is a two-term past officer of the Colorado Manufactured Housing Association. Mr. Davis is a graduate of Colorado State University.

Rhonda G. Hogan, 50, has served as a director since May 1997. Ms. Hogan is presently a partner with MDH Limited Partnership. She is a former partner of Tishman Speyer Properties, and former executive with Arvida Corporation. In addition, she served on the board of directors of Barnett Bank of South Florida, N.A. for 10 years. Ms. Hogan has also served or currently serves on several other boards of directors and as a member of several councils or institutes, including appointments to state boards by the Governor and Cabinet of the State of Florida. Ms. Hogan received her B.B.A. from the University of Iowa.

James A. Williams, 61, is nominated to become a director. Mr. Williams has served as a partner with Williams, Williams, Ruby & Plunkett, P.C., a Michigan based law firm, since he founded the firm in 1972. Mr. Williams currently serves as the Managing General Partner of the Jamison Management Company, which operates manufactured housing developments. Mr. Williams is the chairman of the Henry Ford Hospital, West Bloomfield, Michigan, and former chairman of the Michigan National Corporation. Mr. Williams received his Juris Doctorate from Wayne State University.

Gebran S. Anton and James M. Lane, who have served as Class I Directors and whose terms expire at the 2003 annual meeting, have elected to retire from our board of directors. Our board of directors would like to thank Messrs. Anton and Lane for their years of service and contributions to our Company and wishes each well in the future.

Nominees for Election as Class III Directors

The following information is furnished regarding the nominees for election as Class III directors (who serve until the annual meeting of the stockholders to be held in 2003 or until their respective successors are elected and qualified):

D. Keith Cobb, 62, is nominated to become a director. Mr. Cobb held several senior leadership positions over a 32-year career at KPMG, most recently as National Managing Partner—Financial Services. In addition, Mr. Cobb served as Vice-Chairman and Chief Executive Officer of Alamo Rent-A-Car, Inc. Mr. Cobb recently completed six years as a board member of the Miami branch of the Federal Reserve Bank of Atlanta.

James T. Mestdagh, 38, is nominated to become a director. Mr. Mestdagh is President and owner of Landquest Properties, Inc., a Michigan based real estate company formed in 1993 that owns and operates multi-family apartment units and manufactured housing developments. Mr. Mestdagh actively serves as Chairman of the St. John Hospital Champions for Life at the Van Elslander Cancer Center and is a member of the board of directors of the YMCA for Metro Detroit. Mr. Mestdagh received his Bachelor’s Degree in Business, Marketing and Management from Northwood University. Mr. Mestdagh is the son-in-law of Mr. John Boll, the former Chairman of our board of directors and Chairman Emeritus of the Company.

Recommendation Regarding the Election of Directors

Our board of directors recommends that you vote FOR the five named nominees to be elected as directors.

Directors Continuing in Office

Continuing Class II Directors

The following information is furnished regarding our continuing Class II directors (who serve until the annual meeting of the stockholders to be held in 2004 or until their respective successors are elected and qualified):

Edward R. Allen, 62, has served as a director since November 1993. Mr. Allen was, for the five years preceding our formation, Chairman and Chief Executive Officer of InterCoastal Communities, Inc., a Florida corporation that was engaged in operating manufactured home communities in Florida. Prior to joining InterCoastal, Mr. Allen developed a chain of restaurants which he and his partner sold in 1977 to Green Giant Corporation. Mr. Allen is a graduate of Cornell University.

James M. Hankins, 68, has been Vice Chairman of our board of directors since November 2002 and has served as a member of our board of directors since February 1997. Prior to this, Mr. Hankins served as a director of ROC Communities, Inc. from August 1993 to February 1997. He is managing general partner of Hankins Enterprises, a partnership that owned and operated destination RV resorts in Arizona from 1985 to 2000. Prior to organizing the partnership in 1985, Mr. Hankins was a founder of Mobile Home Communities, Inc. in 1969, and served as President and Chief Executive Officer from 1973 to 1984. He holds a B.S. in Mechanical Engineering from the University of South Carolina and an MBA from Harvard University, and has served as a Captain in the United States Air Force.

C.G. (“Jeff”) Kellogg, 59, is a director and has served in this capacity since our inception in 1993. Mr. Kellogg is an Executive Vice President, serving as Chief Executive Officer of National Community Development (“NCD”), a division of Chateau Communities, Inc., since NCD’s inception in November 2001. In addition, Mr. Kellogg has served as our President from inception to November 2002. For the five years preceding our formation, Mr. Kellogg was President and Chief Operating Officer of Chateau Estates. He is extremely active in local and national industry associations, often in leadership positions. Mr. Kellogg is a past President of the Michigan Manufactured Housing Association and is an active member of the Manufactured Housing Institute’s National Communities Council. He is a graduate of Michigan Technological University with a B.S. in Civil Engineering. Mr. Kellogg is the husband of Tamara D. Fischer, who is our Executive Vice President and Chief Financial Officer.

Continuing Class III Directors

The following information is furnished regarding our continuing Class III director (who serves until the annual meeting of the stockholders to be held in 2005 or until his successor is elected and qualified):

Steven J. Sherwood, 54, has served as our Chairman of the Board of Directors since February 2003, and as a member of our board of directors since May 2002. Mr. Sherwood served as our Chief Executive Officer on an interim basis between November 2002 and February 2003. Mr. Sherwood is Chairman of CWS Capital Partners LLC, an investment management company headquartered in Newport Beach, California. Mr. Sherwood has been affiliated with CWS since 1977 when he joined its predecessor, Clayton Williams Company. Mr. Sherwood is now focused on guiding CWS Capital Partners strategically and expanding its capital relationships as well as a number of philanthropic efforts outside the company. Mr. Sherwood received a Bachelor of Science in mechanical engineering and a Masters of Science in industrial engineering from Texas Tech University. He is an active member of the World President’s Organization and a licensed California real estate broker.

John A. Boll, the founder, leader and visionary of our Company for nearly four decades, has decided to retire from our board of directors effective as of May 15, 2003. At the request of our board of directors, Mr. Boll has agreed serve as Chairman Emeritus of our board of directors. In this new role, Mr. Boll will continue to attend board meetings and participate in important projects of our Company and will be available as a strategic advisor to our board of directors and management.

EXECUTIVE OFFICERS OF THE COMPANY

The following information is presented with respect to the current executive officers of the company:

Rees F. Davis, Jr. is our Chief Executive Officer. Biographical information on Mr. Davis may be found under “PROPOSAL 1—ELECTION OF DIRECTORS—Nominees for Election as Class I Directors,” above.

C.G. (“Jeff”) Kellogg is an Executive Vice President and a director. Biographical information on Mr. Kellogg may be found under “PROPOSAL 1—ELECTION OF DIRECTORS—Directors Continuing in Office—Continuing Class II Directors,” above.

Tamara D. Fischer, 47, is our Executive Vice President and Chief Financial Officer, having served in these roles since our formation. Prior to joining us, Ms. Fischer was employed by Coopers & Lybrand for 10 years. Ms. Fischer is a CPA and a graduate of Case Western Reserve University. Ms. Fischer is the wife of Mr. Kellogg, who is an Executive Vice President and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 21, 2003, certain information regarding the beneficial ownership of shares of our common stock by (1) each of our current directors, (2) each of our nominated directors, (3) each of our executive officers named in the Summary Compensation Table, (4) all directors and executive officers as a group and (5) each person or entity known to us to be the beneficial owner of more than 5% of our shares of common stock:

Name and Address(1)	Shares of Stock Beneficially Owned as of March 21, 2003*	Percent of Class
Directors and Executive Officers
Edward R. Allen(2)**	142,248	* **
Gebran S. Anton, Jr.(3)**	75,410	* **
John A. Boll(4)**	3,501,933	11.6%
D. Keith Cobb(5)**	6,500	* **
Rees F. Davis, Jr.(6)**	291,656	1.0%
Tamara D. Fischer(7)	250,327	* **
James M. Hankins(8)**	70,224	* **
Rhonda G. Hogan (9)**	45,992	* **
C.G. (“Jeff”) Kellogg(10)**	349,038	1.2%
James M. Lane(11)**	64,377	* **
James T. Mestdagh(12)**	8,882	* **
Steven J. Sherwood(13)**	857,337	2.9%
James A. Williams(14)**	339,476	1.1%
All directors, nominated directors and executive officers as a group (13 persons)	6,003,400	18.9%

Stockholders Owning 5% or More

J. Peter Ministrelli(15)	2,089,688	7.1%
Morgan Stanley(16)	3,088,971	10.5%
Morgan Stanley Investment Management, Inc.(17)	2,890,794	9.8%

*	For purposes of this table, a person is deemed to be the beneficial owner of shares of our common stock if that person has the right to acquire such shares within 60 days by the exercise of any stock option or any other right to convert or exchange outstanding securities. Certain persons named in the table also hold OP Units in CP Limited Partnership, which is our operating partnership. Such OP Units are exchangeable on a one-for-one basis for shares of our common stock, subject to certain limitations relating to our ownership limit. All OP Units held by a person and such person’s stock options (to the extent exchangeable or exercisable within such 60-day period) are deemed to have been exchanged or exercised for the purpose of computing the percentage of outstanding shares of our common stock beneficially owned by such person, but shall not be deemed to have been exchanged or exercised for the purpose of computing the percentage of outstanding shares of common stock beneficially owned by any other person. Additionally, for the purposes of this table, a person or entity shall be deemed to be a beneficial owner of shares of our common stock if such person or entity has or shares either investment or voting power with respect to such shares.
**	Designates a director or a nominated director.
***	Shares owned in each case constitute less than 1% of our outstanding shares of common stock.
(1)	Unless otherwise noted, the address for all persons listed is c/o Chateau Communities, Inc., 6160 South Syracuse Way, Greenwood Village, Colorado 80111.
(2)	Reflects 80,888 shares of our common stock and options to purchase 61,360 shares of our common stock.
(3)	Reflects 14,050 shares of our common stock and options to purchase 61,360 shares of our common stock.
(4)	Reflects 2,755,091 shares of our common stock, 685,482 OP Units exchangeable for an equal number of shares of our common stock and options to purchase 61,360 shares of our common stock.

(5)	Reflects 6,500 shares of our common stock.
(6)	Reflects 205,456 shares of our common stock and options to purchase 86,200 shares of our common stock.
(7)	Reflects 163,351 shares of our common stock, 776 OP Units exchangeable for an equal number of shares of our common stock and options to purchase 86,200 shares of our common stock. Our shares of common stock beneficially owned by Ms. Fischer do not include shares owned by Ms. Fischer’s spouse, C.G. (“Jeff”) Kellogg, of which Ms. Fischer disclaims beneficial ownership.
(8)	Reflects 20,325 shares of our common stock and options to purchase 49,899 shares of our common stock. Our shares of common stock beneficially owned by Mr. Hankins includes 1,303 shares of our common stock owned by Mr. Hankins’ spouse and 2,605 shares of our common stock held by Mr. Hankins’ individual retirement account.
(9)	Reflects 5,992 shares of our common stock and options to purchase 40,000 shares of our common stock.
(10)	Reflects 208,438 shares of our common stock and options to purchase 140,600 shares of our common stock. Our shares of common stock beneficially owned by Mr. Kellogg do not include shares owned by Mr. Kellogg’s spouse, Tamara D. Fischer, of which Mr. Kellogg disclaims beneficial ownership.
(11)	Reflects 8,357 shares of our common stock and options to purchase 56,020 shares of our common stock.
(12)	Reflects 8,882 shares of our common stock.
(13)	Reflects 187,548 shares of our common stock, 659,789 OP Units exchangeable for an equal number of shares of our common stock and options to purchase 10,000 shares of our common stock.
(14)	Reflects 1,667 shares of our common stock and 337,809 OP Units exchangeable for an equal number of shares of our common stock. Our shares of common stock beneficially owned by Mr. Williams includes 667 shares of our common stock owned by Mr. Williams’ spouse.
(15)	Mr. Ministrelli’s address is 50-445 Mountain Shadow, La Quinta, CA 92253.
(16)	Morgan Stanley’s address is 1585 Broadway, New York, NY 10036.
(17)	Morgan Stanley Investment Management, Inc.’s address is 1221 Avenue of the Americas, New York, NY 10020.

BOARD MATTERS

Board Meetings

Our board of directors held seven meetings during 2002. Each incumbent member of our board of directors during the time he or she served as a director attended at least 75% of the meetings during 2002 of the board of directors and board committees of which he or she was a member.

Committees of the Board of Directors

Audit Committee.    The Audit Committee reviews and acts or reports to our board of directors with respect to various auditing and accounting matters. The Audit Committee recommends annually to our board of directors a firm of independent certified public accountants to audit our financial statements for the ensuing year. In connection therewith, the Audit Committee monitors that firm’s performance (including a review of each audit and a review of fees paid), confers with that firm as to our financial statements and internal controls, evaluates the firm’s independence and reviews the purchase of nonaudit services by our Company from the firm. The Audit Committee operates under a written charter, a copy of which is included as Annex A to this proxy statement. During 2002, the Audit Committee held 13 meetings. The Audit Committee currently consists of Messrs. Cobb, Hankins and Lane and Ms. Hogan, each of whom is independent under the rules and listing standards of the New York Stock Exchange.

Executive Committee.    The Executive Committee may act on certain matters between board meetings. During 2002, the Executive Committee held four formal meetings, and met informally throughout the year. The Executive Committee currently consists of Messrs. Boll, Davis, Hankins, Kellogg and Sherwood.

Executive Compensation Committee.    The Executive Compensation Committee administers our equity compensation plans and annually reviews and approves recommendations from senior management and makes recommendations to our board of directors regarding the policies and procedures that govern the various compensation programs for our chief executive officer and other executive officers. During 2002, the Executive Compensation Committee held two meetings. The Executive Compensation Committee currently consists of Messrs. Allen and Anton and Ms. Hogan.

Corporate Governance Committee and Nominating Committee.    The Corporate Governance Committee and Nominating Committee identifies individuals believed to be qualified to serve as directors and analyzes and develops policies and makes recommendations to our board of directors that relate to corporate governance issues that affect us. During 2002, the Corporate Governance Committee and Nominating Committee held four meetings. The Corporate Governance Committee and Nominating Committee currently consists of Ms. Hogan and Messrs. Allen, Hankins and Lane. The Corporate Governance and Nominating Committee will consider nominees for election as directors that are proposed by our stockholders. Any such proposals should be made in writing and addressed to the Committee in care of our Corporate Secretary and delivered to our headquarters, 6160 South Syracuse Way, Greenwood Village, Colorado 80111.

Director Compensation

Members of our board of directors are reimbursed for travel and other expenses relating to their attendance at board and committee meetings and, other than Messrs. Davis and Kellogg, receive an annual director’s fee of $20,000, which may be taken in stock at the director’s option. The independent directors also receive, immediately following each annual meeting of our stockholders, an annual grant of options to purchase 10,000 shares of our common stock at an exercise price equal to the fair market value of our common stock at the date of grant. In addition, Mr. Hankins received additional compensation of $38,250 for his increased responsibilities during the period November 2002 through March 2003.

EXECUTIVE COMPENSATION

This table summarizes the compensation of our chief executive officer and our other executive officers whose salary and bonus compensation exceed $100,000 for the years 2000, 2001 and 2002.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Common Stock Underlying Stock Options	Restricted Stock Award(1)	All Other Compensation(2)
Rees F. Davis, Jr.(3)	2002	$253,300	—	40,000	—	$9,563
Chief Executive Officer,	2001	$213,000	—	40,000	—	$7,536
former President and	2000	$203,000	$63,875	40,000	$241,875	$10,010
Chief Operating Officer

C.G. (“Jeff”) Kellogg	2002	$301,500	$122,700	60,000	—	$1,984
Executive Vice President	2001	$269,000	—	60,000	—	$6,324
	2000	$255,700	$100,300	60,000	$362,813	$11,260

Tamara D. Fischer	2002	$220,900	—	40,000	—	$7,981
Executive Vice President	2001	$213,000	—	40,000	—	$5,956
and Chief Financial	2000	$203,000	$81,200	40,000	$241,875	$10,010
Officer

Gary P. McDaniel(4)	2002	$974,600	—	60,000	—	$17,348
Resigned, former Chief	2001	$269,000	—	60,000	—	$6,514
Executive Officer	2000	$255,700	$102,300	60,000	$362,813	$13,210

(1)	Represents an award of restricted stock granted in February 2000 when the price of our common stock was $24.1875. The stock vests after three years based on meeting pre-determined criteria, cannot be sold for five years, and pays dividends to the executive officers.
(2)	Represents primarily profit-sharing contributions and use of company vehicles.
(3)	Rees F. Davis, Jr. was named our Chief Executive Officer in February 2003. Prior to that he was our President and Chief Operating Officer.
(4)	Gary P. McDaniel resigned as our Chief Executive Officer in November 2002. Included in the salary amount for 2002 is a severance payment. Steven J. Sherwood acted as the interim Chief Executive Officer from November 2002 through February 2003. Mr. Sherwood did not receive any compensation in this capacity.

OPTION/SAR GRANTS DURING 2002

The following table sets forth information with respect to options granted during 2002 to the executive officers named in the Summary Compensation Table.

Name	Number of Securities Underlying Options/SARs	% of Total Options/SARs Granted to Employees in 2002	Weighted Average Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5% ($)	10% ($)
Rees F. Davis, Jr.	40,000	8.6%	$28.75	2/21/12	$723,229	$1,832,804
C.G. (“Jeff”) Kellogg	60,000	12.9%	$28.75	2/21/12	$1,084,843	$2,749,206
Tamara D. Fischer	40,000	8.6%	$28.75	2/21/12	$723,229	$1,832,804
Gary P. McDaniel	60,000	12.9%	$28.75	2/21/12	$1,084,843	$2,749,206

AGGREGATED OPTION/SAR EXERCISES DURING 2002

AND OPTION/SAR VALUES AT DECEMBER 31, 2002

The following table provides information with respect to the unexercised options held as of December 31, 2002 by the executive officers named in the Summary Compensation Table.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Option/SARs at December 31, 2002		Value of Unexercised In-the-Money Options/SARs at December 31, 2002
			Exercisable	Unexercisable	Exercisable	Unexercisable
Rees F. Davis, Jr.	—	—	86,200	75,300	—	—
C.G. (“Jeff”) Kellogg	—	—	140,600	113,900	—	—
Tamara D. Fischer	—	—	86,200	75,300	—	—
Gary P. McDaniel	—	—	254,500	—	—	—

Employment Agreements

Consistent with our goal to retain the skills and expertise of certain members of senior management, we executed employment agreements, effective in February 1997, with each of the following executive officers: Gary P. McDaniel, C.G. (“Jeff”) Kellogg, Rees F. Davis, Jr. and Tamara D. Fischer. Each employment agreement had an initial term of three years with automatic one-year extensions commencing on the third anniversary of the execution of the agreements unless notice of non-extension is given at least 180 days prior to such anniversary. Since the expiration of the initial three-year period, each of the employment agreements has been extended annually for an additional one-year period. Mr. McDaniel resigned in November 2002 and his employment agreement was terminated. The current base salary for the calendar year 2003 is as follows: C.G. (“Jeff”) Kellogg $301,500; Rees F. Davis, Jr. $250,000; and Tamara D. Fischer $220,700. Each employment agreement also provides for (1) an annual target bonus of up to 80% of such executive’s base salary upon the attainment of increases in funds from operations per share of our common stock (with the maximum bonus being earned for increases of at least 9%); (2) grants of stock options and shares of restricted stock under our equity participation plans; and (3) benefits (including retirement, group life, medical, dental and disability benefits) on a basis reasonably comparable in the aggregate to those currently provided. Each employment agreement provides that, if the executive’s employment is terminated by us other than for “cause,” disability or death or by the executive for “good reason” or if the employment agreement is not renewed, the executive will be entitled to receive a payment equal to two times (or one and one-half times in the case of non-renewal) the same of the executive’s annual base salary and bonus, the continuation of welfare and pension benefits during the 24-month period (or 18 month period in the case of non-renewal) following termination and the accelerated vesting of equity based incentives. If the employment of Mr. Kellogg is terminated as a result of a “change of control,”

“two times” and “24 months” in the preceding sentence is replaced with “three times” and “36 months.” Further, if the executive’s employment is terminated for any other reason, other than for “cause,” including voluntary resignation, disability, or death, “two times” and “24 months” in such sentence is replaced by “one time” and “12 months.”

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

The Executive Compensation Committee (the “Committee”) annually reviews and approves recommendations from senior management and makes recommendations to our board of directors regarding the policies and procedures that govern the various compensation programs for our chief executive officer and other executive officers. The Committee also administers our equity compensation plans.

The Committee believes the executive compensation should align the financial interests of our executives with the long term interests of us and our stockholders. The Committee believes that a material portion of the executive officers’ pay should be linked to our stated and predetermined goals. The Committee also believes that we should have a sound and competitive compensation program so we can attract and retain key executives to lead us toward the fulfillment of our goals. The key elements of our current program include a base salary, a bonus plan linked to the financial performance of the individual and the Company and equity participation through stock options and restricted stock grants.

The Committee does not consider the provisions of Section 162(m) of the Internal Revenue Code (the “Code”), which limits the deductibility of certain compensation paid to certain executives in excess of $1 million in any taxable year, to be material to its approach to executive compensation matters. This is due to our status as a real estate investment trust under the Code, which generally exempts us from the payment of corporate federal income taxes.

Base Salary

The Committee’s policy with respect to salaries is to establish base compensation levels for executive officers that are competitive in relation to other companies of similar size within our industry. The Committee also takes into consideration the executive’s responsibilities, experience level and individual performance. To ensure that base salary is competitive, our salary structure is periodically benchmarked against other salaries for key positions in other companies of similar size in our industry. Salaries normally are increased annually, based on market conditions and factors that measure the performance of the individual and the Company. Pursuant to employment agreements, and consistent with this policy, Mr. Davis, Mr. Kellogg and Ms. Fischer received base salaries of $250,000, $301,500 and $220,700, respectively, in 2002.

Bonus

The Committee’s policy with respect to bonuses of our executive officers is to link bonuses to our financial performance and in certain cases to achievements by individual executives of goals within their areas of direct responsibility. For 2002, our executive officers participated in a bonus plan pursuant to which they earned bonuses of up to 80% of their base salaries tied to increases in funds from operations per share (the principal measure we use to measure financial performance) and other performance measures. Mr. Davis and Ms. Fischer did not receive a bonus under this plan in respect of 2002. Mr. Kellogg received a bonus of $122,700.

Stock Options and Restricted Stock

We adopted the 2002 Equity Compensation Plan and all previous compensation plans (together, the “Plans”) that authorize the discretionary grant by the Committee of awards of options and restricted shares of our common stock to all key persons affiliated with us. The Committee believes that the Plans provide, through the grant of long-term incentives, a means to attract and retain key personnel and to provide participating officers and other key employees long-term incentives for sustained high levels of performance. Option grants under the Plans become exercisable over a period of time determined by the Committee and generally have an exercise price equal to the fair market value of our common stock on the grant date, creating long-term incentives to enhance the value of our common stock.

Mr. Davis, Mr. Kellogg and Ms. Fischer were awarded stock options, which vest over a five-year period from the date of grant, to purchase 60,000, 40,000 and 40,000 shares of our common stock, respectively. The Committee awarded the stock options to these executives as part of their annual compensation review for 2002. The awards were determined based on the executive officer’s performance of specific objectives. The levels of these awards reflect the Committee’s belief that increasing management equity ownership will create long-term incentives to enhance the value of our common stock. The Committee believes that the above elements assist our Company in meeting our short-term and long-term objectives and appropriately relate executive compensation to our performance.

The Chief Executive Officer’s 2002 Compensation

We employed Gary P. McDaniel as our Chief Executive Officer from February 1997 to November 2002. He was originally employed pursuant to a three-year employment agreement, dated February 11, 1997. This employment agreement was extended for an additional one-year period each year in February. Pursuant to his employment agreement, Mr. McDaniel was paid a base salary of $269,000 during 2001, and a base annual salary of $301,500 during 2002. Under his employment agreement, Mr. McDaniel was eligible to earn a bonus for 2002 of up to 80% of his base salary, depending on increases in our funds from operations per share. Mr. McDaniel was not paid a bonus for 2002 under this program. In recommending to the board salary levels and bonus criteria for Mr. McDaniel in respect of 2002, the Committee took into account the analysis made by Watson Wyatt Worldwide, an executive compensation consultant hired by the Committee. This firm reported to the Committee on compensation matters affecting us generally and also analyzed Mr. McDaniel’s compensation in comparison with the compensation amounts paid to other chief executive officers of companies considered comparable to ours for this purpose.

In November 2002, Mr. McDaniel resigned from his position as our Chief Executive Officer. As a result of his resignation, Mr. McDaniel received a payment of $705,000, equal to the sum of two times his annual base salary and $102,000, representing the bonus portion of his compensation, and he is entitled to continuation of welfare and pension benefits until November 2003. In addition, in connection with his resignation, the vesting requirements on 10,000 of his restricted shares were lifted and 5,000 shares were terminated. Also, all of Mr. McDaniel’s options were vested immediately.

Chateau Communities, Inc. Executive Compensation Committee

Edward R. Allen

Gebran S. Anton

Rhonda G. Hogan

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements with management. They have discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the independent auditors’ independence. Additionally, the Audit Committee has reviewed fees charged by the independent auditors and has monitored whether the non-audit services provided by the independent auditors is compatible with maintaining the independence of such auditors. Based upon its reviews and discussions, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Chateau Communities, Inc. Audit Committee

D. Keith Cobb

James M. Hankins

Rhonda G. Hogan

James M. Lane

PERFORMANCE GRAPH

Following is a line graph comparing the cumulative total stockholder return on our common stock with the cumulative total return of the S&P 500 Stock Index and the NAREIT Equity REIT Total Return Index for the period commencing December 31, 1997 and ending December 31, 2002. The NAREIT Equity REIT Total Return Index included 167 companies with a total market capitalization of $118 billion. The graph assumes that a stockholder invested $100 on December 31, 1997 in our common stock, the S&P Stock Index and the NAREIT Equity REIT Total Return Index, assuming reinvestment of dividends.

Measurement Period (Fiscal Year Covered)	Chateau Communities Inc.	S&P 500	NAREIT Equity Index
Dec. 31, 1997	$100.00	$100.00	$100.00
Dec. 31, 1998	$ 99.05	$128.58	$ 82.50
Dec. 31, 1999	$ 94.05	$155.64	$ 78.69
Dec. 31, 2000	$118.83	$141.47	$ 99.44
Dec. 31, 2001	$125.38	$124.66	$113.25
Dec. 31, 2002	$102.15	$ 97.11	$117.57

There can be no assurance that our share performance will continue into the future with the same or similar trends shown in the graph above. We will not make or endorse any predictions as to future share performance.

The foregoing Performance Graph, the Executive Compensation Committee Report and the Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such graph or report by reference and will not otherwise be deemed filed under such acts.

CERTAIN TRANSACTIONS

Rental expense of approximately $130,000 annually has been incurred for leased space in an office building in Michigan owned by John A. Boll and C.G. (“Jeff”) Kellogg. In connection with our recent restructuring, we have closed this office. The lease is scheduled to terminate in December 2003.

In connection with our acquisition of CWS Communities Trust (“CWS”), the following transactions occurred:

■	We acquired an aggregate of $26 million in principal amount of loans held by CWS. These loans were made to former limited partners in the CWS operating partnership (“CWS OP”), including Steven J. Sherwood who became the Chairman of our board of directors in February 2003. Mr. Sherwood and his affiliates currently owe approximately $10 million under these loans. The loans are non-recourse to the borrowers, except for (i) interest, (ii) 50% of the amount by which the principal due exceeds the value of the pledged collateral as of the payment date, (iii) collection expenses and (iv) specified costs. The maturity dates of these loans range between June 14, 2009 and September 26, 2010. The maturity dates may be extended at the option of the borrower, subject to certain conditions, for one ten-year and one five-year renewal period. These loans bear initial interest rates of 6.25% or 6.5%, increasing at increments of 25 basis points on each anniversary of each loan, but not to exceed 7.5%. The current interest rate on these notes is 6.6%.

■	We issued to Steven J. Sherwood and his affiliates an aggregate of 211,498 OP Units and shares of common stock. These OP Units and shares were issued in exchange for equity interests in CWS and for approximately $6.5 million of 7.5% promissory notes due 2010. These notes are secured by 253,797 OP Units and shares held by Mr. Sherwood and his affiliates.

■	We purchased equity interests in CWS from Mr. Sherwood. In lieu of cash payment for these interests, we issued a 7.5% senior unsecured note to Mr. Sherwood in the aggregate principal amount of $5 million, which matures August 2012.

■	We became a party to several agreements with the previous CWS principals noted above, including Steven J. Sherwood. These agreements provide for tax protection in the event of a disposition of certain CWS properties. During 2002, we recognized approximately $185,000 of expense related to one of these agreements. In addition, there is a development agreement that provides for participation in the proceeds from the sale or development of one property.

In 1998, we purchased 12 communities from entities in which James A. Williams has equity ownership. In connection with this acquisition, we have an agreement which provides for a deferred payment as certain sites are leased. As of December 31, 2002, approximately $285,000 is remaining to be paid to these entities as sites are filled.

We have made loans to our executive officers named in the Summary Compensation Table to allow them to purchase shares of our common stock. Such loans were evidenced by separate promissory notes in the amount of the purchase price for such shares. These notes provide for interest, payable quarterly, with the principal balance payable on the earlier of the termination of the officer’s employment with us, other than by reason of death or disability, or the maturity date. The notes are non-recourse to the respective officers and collateralized by a pledge of the shares of our common stock purchased. The following table summarizes the information relating to the loans.

	Number of Shares Purchased	Highest Loan Balance During 2002	Balance at March 21, 2003		# of Shares Restricted at March 21, 2003	Interest Rate		Maturity Date
Rees F. Davis, Jr.	30,065	$742,561	$721,572		30,065	2.18	%(2)	08/31/03
	29,850	$1,111,597	$1,111,597		29,850	2.18	%(2)	03/01/05

C.G. (“Jeff”) Kellogg	13,750	$218,800	—	(1)	—	—		—
	114,568	$2,725,505	$1,851,189		64,568	2.18	%(2)	08/31/03

Tamara D. Fischer	6,875	$102,837	—	(1)	—	—		—
	61,692	$1,359,684	—	(1)	—	—		08/31/03
	61,128	$1,437,253	$1,387,253		42,820	2.18%		03/01/05

Gary P. McDaniel	30,065	$665,561	—	(3)	—	—		—
	29,850	$968,097	—	(3)	—	—		—

(1)	These loans for Mr. Kellogg and Ms. Fischer were paid off in March 2002.
(2)	The interest rate on these notes represents our current borrowing rate of LIBOR plus 80 basis points as of 3/21/03.
(3)	In connection with Mr. McDaniel’s termination in November 2002, Mr. McDaniel returned the collateral in satisfaction of the loans resulting in a loss of approximately $300,000 to our Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors, executive officers and beneficial owners of more than 10% of our common stock are required to file initial reports of ownership and reports of changes in ownership of our securities pursuant to Section 16(a) of the Securities Exchange Act of 1934 and to provide us with copies of such reports. We have reviewed all such reports from persons known to us to be subject to these Section 16(a) provisions. Based solely on this review, we believe that for the year ended December 31, 2002 all Section 16(a) filing requirements were met.

STOCKHOLDER PROPOSALS

Stockholder proposals, intended to be presented at our 2004 annual meeting of stockholders, must be received by us at our address stated in this proxy by January 16, 2004 to be considered for inclusion in our proxy statement and form of proxy relating to such meeting.

Any stockholder who intends to submit a proposal at our 2004 annual meeting of stockholders without including the proposal in the proxy statement for such annual meeting must, under our Bylaws, notify us of such proposal by March 16, 2004, subject to certain exceptions.

MATTERS RELATING TO OUR INDEPENDENT AUDITORS

Appointment of PricewaterhouseCoopers LLP

It is not our practice to submit to stockholders a proposal for the selection or ratification of our independent certified public accountants, and no such proposal is submitted hereby. PricewaterhouseCoopers LLP acted in this capacity since our initial public offering and is so acting during the current year. Representatives of PricewaterhouseCoopers LLP are expected to be present, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions at the annual meeting.

Accounting Fees and Services

Audit Fees.    PricewaterhouseCoopers LLP billed us aggregate fees of approximately $175,000 and $178,000, respectively, for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 2002 and December 31, 2001 and the review of the financial statements included in our quarterly reports on Form 10-Q in 2002 and 2001.

Audit-Related Fees.    The aggregate fees in the fiscal years ended December 31, 2002 and December 31, 2001 for assurance and related services rendered by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements and are not disclosed under “Audit Fees” above were approximately $38,000 and $169,000, respectively. These services included the issuance of consents and comfort letters for filings initiated by us and audit work required in connection with acquisitions.

Tax Fees.    The aggregate fees in the fiscal years ending December 31, 2002 and December 31, 2001 for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning were approximately $93,000 and $147,000, respectively.

All Other Fees.    PricewaterhouseCoopers LLP billed us aggregate fees of $9,000 for professional services rendered in 2002 and $30,000 for professional services rendered in 2001 other than those described above, consisting primarily of valuation work on acquisitions.

The Audit Committee is responsible for retaining and terminating our independent auditors and for approving the performance of any non-audit services by the independent public accountants. In addition, our Audit Committee is responsible for monitoring the independence and performance of our independent public accountants and internal audit department and for presenting its conclusions with respect to the independent public accountants to our full board of directors. All of the services provided by PricewaterhouseCoopers LLP in 2001 and 2002 for the audit of our annual financial statements and review of our quarterly financial statements were pre-approved by our Audit Committee. Our Audit Committee reviewed all other services described above after such services were performed. The Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by PricewaterhouseCoopers LLP after January 1, 2003.

OTHER MATTERS

Our board of directors does not know of any other matters that will be voted on at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the proxies named in the enclosed form of proxy to vote the shares represented thereby with respect to such matters in accordance with their best judgment.

By Order of the Board of Directors,

Steven J. Sherwood, Chairman

Greenwood Village, Colorado

April 10, 2003

Annex A

CHATEAU COMMUNITIES, INC.

AUDIT COMMITTEE CHARTER

1.	Audit Committee Purpose

The Audit Committee (the “Committee”) shall assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the financial reporting process and systems of internal controls of Chateau Communities, Inc. (the “Company”);

•	Monitor the Company’s compliance with legal and regulatory requirements;

•	Monitor the independence, qualifications and performance of the Company’s independent public accountants and internal audit department;

•	Prepare the report required to be included in the Company’s annual proxy statement as required by rules of the Securities and Exchange Commission; and

•	Provide an avenue of communication among the independent auditors, management, the internal audit department and the Board.

In discharging its oversight role, the Committee has the power to conduct or to authorize investigations into any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company, including the independent auditors. The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities.

2.	Audit Committee Composition

The Committee shall be comprised of at least three directors as appointed by the Board, each of whom shall meet the independence and audit committee composition requirements under the rules and regulations of the New York Stock Exchange as in effect from time to time and shall be free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the Committee.

Each member of the Committee must be financially literate and at least one member of the Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

The members of the Committee shall be elected by the Board at the meeting of the Board following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

No director may serve as a member of the Committee if such director serves on the audit committees of more than three other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee and discloses such determination in the Company’s annual proxy statement. No member of the Committee may, other than in his capacity as a member of the Committee be an affiliate person of the Company or any of its subsidiaries.

No member of the Committee shall receive any consulting, advisory or other compensatory fee from the Company other than director’s fees (including equity-based awards), which may include additional amounts payable to the Chair and to members of the Committee for meeting more frequently or for longer periods of time than the full Board.

3.	Audit Committee Meetings

The Committee shall meet at such times and from time to time as it deems to be appropriate, but not less than quarterly. The Committee shall meet separately, at least quarterly, with management, internal auditors and the independent public accountants. The Committee may request members of management or others to attend meetings and provide pertinent information as necessary.

The Committee shall report regularly to the Board.

4.	Audit Committee Responsibilities and Duties

The duties of the Committee shall include the following:

Review Procedures

•	Review and reassess the adequacy of this charter at least annually (and update this charter if and when appropriate).

•	Review with representatives of management and the independent public accountants the Company’s audited financial statements prior to their filing as part of the annual report on Form 10-K. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, which would entail review of estimates, reserves and accruals, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

•	Consider the integrity of the Company’s financial reporting process and controls in consultation with management, the independent public accountants and in the internal auditors. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent public accountants and the internal audit department together with management’s responses including the status of previous recommendations.

•	Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution of the Form 10-Q.

Independent Auditors

•	The Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace independent public accountants (or to recommend such replacement for stockholder approval in any proxy statement, if applicable). The Committee shall approve the fees and other compensation to be paid to the independent public accountants. The independent public accountants shall be ultimately accountable to the Board and the Committee.

•

On an annual basis, receive from the independent public accountants and review a formal written statement describing, to the extent permitted under applicable auditing standards: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the outside auditors and the Company, including each non-

audit service provided to the Company and the matters set forth in Independence Standards Board No. 1. The Committee shall actively engage in a dialogue with the independent public accountants as to any disclosed relationships or services that may impact its independence. The Committee shall take, or recommend that the Board take, appropriate action to oversee the independence of the independent public accountants.

•	On an annual basis, discuss with representatives of the independent public accountants the matters required to be discussed by Statement on Auditing Standards (“SAS”) 61, as it may be modified or supplemented.

•	Review the independent public accountants audit plan and engagement letter which discusses the scope, staffing, locations, reliance upon management and internal audit and general audit approach. Also, review the scope of non-audit services performed for the Company by the independent auditors and approve all non-audit services. This pre-approval requirement for non-audit services is subject to a de minimus innocent oversight exception if: (i) the aggregate amount of all such non-audit services constitutes not more than 5% of the total amount of revenues paid by the Company to its independent auditor during the fiscal year in which the nonaudit services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or any member of the Committee who has authority to give such approval.

•	Consider and discuss with management and the independent auditors any audit problems or difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information and any significant disagreements with management.

Internal Audit Department and Legal Compliance

•	Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit department, as needed.

•	Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

•	On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

•	Annually prepare a report to stockholders for inclusion in the Company’s annual proxy statement. The report of the Committee shall (1) confirm that the Company has a formal, documented Committee charter setting forth the Committee’s duties, (2) state whether the Committee satisfied its obligations under the charter during the previous year, and (3) cover all other matters required by rules of the Securities and Exchange Commission. The proxy statement shall include the full text of the charter at least once every three years and after any significant modification is approved by the Board.

•	Annually prepare a written affirmation to the New York Stock Exchange regarding the Committee’s compliance with respect to independence, financial literacy, determination of at least one Committee member having accounting or financial management expertise and annual review and assessment of this charter.

•	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

•	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

•	Establish hiring policies for employees or former employees of the independent auditors.

CHATEAU COMMUNITIES

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8249

EDISON, NJ 08818-8249

Voter Control Number

Your vote is important. Please vote immediately.

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1. Log on to the Internet and go to http://www.eproxyvote.com/cpj 2. Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.	OR	1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683) 2. Enter your Voter Control Number listed above and follow the easy recorded instructions.

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DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark
votes as in [ 3575
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CHATEAU COMMUNITIES 1. Election of Directors.
		FOR	WITHHELD
	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	Nominees: Class I — Class III —	01. Rees F. Davis, Jr. 02. Rhonda G. Hogan 03. James A. Williams 01. D. Keith Cobb 02. James T. Mestdagh	2. In their best discretion, the proxies are authorized to act and vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.
☐	For all nominees except as written above

Discontinue Annual Report Mailing for this Account.

For address changes and/or comments, please check this box and write them on the back where indicated.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, dated April 10, 2003, and the Proxy Statement furnished therewith. Please sign this proxy in the space provided below. When shares are held by joint tenants, both should sign. Execution by stockholders who are not individuals must be made by an authorized signatory. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing.

☐ ☐

Signature _________________________________ Date: ____________________	Signature _________________________________ Date: ____________________

CHATEAU

COMMUNITIES

PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all common shares of Chateau Communities, Inc. that you are entitled to vote.

Please consider the issue discussed in the proxy statement and cast your vote by:

•	Accessing the World Wide Web site http://www.eproxyvote.com/cpj to vote via the Internet. You can also register at this site to access future proxy materials electronically.

•	Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

•	Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement and sending it to Chateau Communities, Inc., c/o EquiServe Trust Company, N.A., P.O. Box 8249, Edison, New Jersey 08818-9184.

You can vote by phone or via the Internet anytime prior to May 15, 2003. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.

DETACH HERE

CHATEAU COMMUNITIES, INC.

6160 South Syracuse Way

Greenwood Village, Colorado 80111

This Proxy is Solicited on behalf of the Board of Directors

For the Annual Meeting of Stockholders to be held May 15, 2003

The undersigned hereby appoints each of Steven J. Sherwood and Rees F. Davis, Jr., or any of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated below, all shares of common stock of Chateau Communities, Inc. (“Chateau”) held of record by the undersigned on March 21, 2003 at the Annual Meeting of Stockholders of Chateau to be held on May 15, 2003, at 9:00 a.m. Mountain Daylight Time, or any adjournment or postponements thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder with respect to all shares of Chateau held of record by the undersigned stockholder. If no direction is made, this proxy will be voted in favor of the election of all listed nominees to the Board of Directors, FOR each of the other items set forth on the proxy and in the best discretion of such proxies upon such other business as may properly come before the meeting or any adjournment or postponements thereof.

YOUR SHARES WILL BE VOTED AS DIRECTED ON THIS CARD. IF SIGNED AND NO

DIRECTION IS GIVEN FOR ANY ITEM, IT WILL BE VOTED IN FAVOR OF ITEM 1.

To vote by telephone or internet, please see the reverse of this card. To vote by mail, please sign and date this card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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